NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa	Jane Miller
EVP/Chief Financial Officer	Corporate Relations Manager
(603) 595-7000	(603) 594-8585 ext. 3346

PRESSTEK REPORTS RECORD FOURTH QUARTER 2004 REVENUES
-Strong Operating Results Achieved From Core Presstek Businesses-
-Strategic Acquisitions Progressing on Track-

Hudson, NH-February 24, 2005-Presstek, Inc. (Nasdaq:PRST), a leading provider of direct digital imaging technology, today announced financial results for the fourth quarter ended January 1, 2005.

Consolidated Results
The company reported a record $54.1 million in consolidated revenue for the fourth quarter ended January 1, 2005, up 82% compared to $29.8 million reported in the third quarter of 2004, and up 140% compared to $22.5 million reported in the fourth quarter a year ago.

President and Chief Executive Officer Edward J. Marino said, “The significant increase in fourth quarter revenues resulted from two sources. First, Presstek’s core business has grown in both the third and fourth quarters of 2004 compared to prior year corresponding periods; and, second, the company made two important strategic acquisitions in the second half of 2004 which greatly contributed to fourth quarter revenues.”

Marino continued, “Our vision for the company is coming into focus, and we believe our fourth quarter results validate the strategies we have employed to realize that vision. We have done exactly what we said we would do to get the company on a growth track.”

“Fourth quarter 2004 results were in line with our expectations, and demonstrate that the company’s growth strategy is fully engaged,” said Marino. “As anticipated, we had significant charges related to our acquisitions of Precision Lithograining and ABDick, and we expect additional charges in the first half of 2005 related to the further integration and streamlining of our businesses. The changes we intend to make to our companies are essential, and we believe they clear the way for strong and profitable future operations. We believe that the growth in the core Presstek business combined with the new revenue streams created by our two recent acquisitions will create more margin and earnings opportunities for the company in 2005.”

The company reported a consolidated net loss for the fourth quarter of 2004 of $2.2 million, or $0.06 per basic and diluted share. This compares to fourth quarter 2003 net income of $2.0 million, or $0.06 per basic and diluted share, and third quarter net income of $2.7 million, or $0.08 per basic and diluted share.

Consolidated net income for the fourth quarter of 2004 was impacted by a number of anticipated unusual and non-recurring charges totaling $3.1 million, including: (1) ABDick acquisition-related charges totaling approximately $1.0 million; (2) $500,000 in legal charges relating to the favorable outcome of the shareholder lawsuit; (3) $1.0 million in estimated charges relating to changes made at Presstek’s Precision Lithograining subsidiary; and (4) an additional $600,000 above and beyond normal charges relating to compliance with Sarbanes-Oxley Section 404 requirements. ABDick’s loss for the period excluding the acquisition related charges, but including interest expense, was $1.4 million. Excluding these non-recurring unusual charges and the loss at ABDick, the company would have recorded consolidated net income of $2.5 million in the fourth quarter of 2004.

Executive Vice President and Chief Financial Officer Moosa E. Moosa said, “Our net income in the fourth quarter compares favorably with the $2.0 million recorded in the prior year. These results reflect Presstek’s robust core business.”

Consolidated gross margins for the fourth quarter of 2004 were 27%, or $14.5 million, compared to 33%, or $9.9 million in the prior quarter. The decrease in gross margins in the fourth quarter of 2004 is primarily due to the inclusion of eight weeks of ABDick’s results, as well as Precision’s results for the full quarter. These businesses traditionally have lower gross margins than Presstek’s core business.

Operating expenses (being the sum of research & development and sales, general & administrative) were $16.0 million in the fourth quarter of 2004, compared to $7.4 million in the same period last year. The year-over-year increase is primarily the result of: (1) the impact of the some of the unusual charges mentioned above; (2) the acquisitions of ABDick and Precision Lithograining; and (3) the small addition of resources to Presstek’s sales & marketing and general & administrative efforts.

Commenting on the balance sheet, Moosa said, “Our cash balance at the end of the quarter was $8.7 million, compared to $28.2 million at the beginning of 2004. Total debt at the end of the quarter was $41.9 million compared with $14.5 million at the beginning of the year. The decrease in cash from the end of last year and the increase in debt primarily reflect the aggregate consideration of $57 million for the acquisitions of Precision and ABDick.

On a consolidated basis, excluding the unusual and acquisition related charges mentioned above, the company generated $4.6 million in earnings before interest, taxes, depreciation and amortization in the fourth quarter of 2004. During the quarter, the company generated $2.8 million in net cash from operations.

Moosa continued, “We believe the company is on a firm financial footing. As a positive indication of how well we managed the acquisition of ABDick, our generation of $2.8 million in net cash from operations was made despite the company’s consolidated loss of $2.0 million. Our cash flows and balance sheet are strong and are expected to improved through 2005.”

Presstek Core Business
Presstek’s core DI and CTP business recorded revenue of $24.3 million in the fourth quarter of 2004, up from $21.8 million in the corresponding quarter of last year. Presstek’s core business recorded net income (excluding the unusual items mentioned above) of $3.6 million for the quarter, compared to $3.1 million for the corresponding quarter last year. Presstek’s equipment revenue for the fourth quarter was $9.1 million, compared to $8.5 million in the fourth quarter a year ago. Presstek’s consumable revenue for the fourth quarter of 2004 was a record $14.8 million, up significantly from $12.4 million in the fourth quarter of 2003. Gross margins for Presstek’s core business were 40% for the fourth quarter of 2004, compared to 37% last quarter.

Moosa said, “Excluding unusual charges, Presstek’s core business continued to have solid quarterly earnings. The business is strong, achieving record consumable sales, led by our award-winning Anthem chemistry-free plate and our Ryobi DI platform consumables. Presstek’s fourth quarter equipment revenue was solid at $9.1 million. Our DI press products gained considerable traction in the fourth quarter of 2004, led by strong sales to Kodak Polychrome Graphics. Our Dimension CTP sales were lower for the quarter as we introduced new models in our product line which we believe will be well accepted by the marketplace.”

Lasertel
Presstek’s Lasertel subsidiary achieved a record $989,000 in revenue from sales to external customers in the fourth quarter of 2004, up 37% from $722,000 in the fourth quarter of 2003. Excluding inter company interest of $558,000 in the current quarter, Lasertel’s operating loss was $604,000 down from the $793,000 operating loss in the corresponding quarter last year.

Marino said, “Lasertel made significant progress in the fourth quarter of 2004, delivering record external revenue and the lowest operating loss since the start up of full-scale production. With our recently announced plans to increase capacity at Lasertel and its new contract with HTOE of China, we believe that Lasertel will continue to grow in 2005.”

Acquisitions
Fourth quarter 2004 consolidated revenue includes $24.3 million in revenue from ABDick, which was acquired on November 5, 2004. ABDick recorded a net loss of $2.0 million in the fourth quarter of 2004, which includes acquisition related charges of approximately $600,000, and approximately $400,000 in interest charges on the loan used for the acquisition. ABDick was cash flow positive in the fourth quarter of 2004.

The company’s Precision Lithograining operation, acquired by the company in July 2004, reported record revenue of $7.4 million for the fourth quarter of 2004, which includes $5.3 million in external revenue. This compares to revenue of $3.8 million in the third quarter of 2004, which included $3.1 million in external revenue. Precision reported a net loss of $919,000 in the fourth quarter of 2004, which includes the estimated $1.0 million in unusual charges mentioned above, relating to a capacity and quality upgrade campaign which was implemented following the acquisition.

Marino commented, “We are delighted with the status of our two recent acquisitions. The integration of Precision Lithograining is substantially complete and we have made initial investments intended to scale up the business to meet the demands of our growing Anthem chemistry free plate line, and to improve the overall product quality in the operation. The integration of ABDick is progressing better than we expected. We have a strong management team in place at ABDick, and we are pleased with the achievements of this business in the first eight weeks under Presstek ownership. The performance of our two acquisitions along with the growth in the Presstek core business in the second half of 2004 make us very enthusiastic about the company’s future.”

Looking Ahead
“In 2004, we leveraged our strong financial and strategic position to take advantage of some valuable opportunities which we believe have set us on a solid course for the future,” said Marino. “Our vision of Presstek as a leading high tech manufacturer of digital solutions and our ability to effectively deliver that digital technology to the market, has come more sharply into focus as a result of our actions in the second half of 2004. There is more work to do to get our newly acquired operations to deliver the earnings we expect, and we believe that we are on course to do that in 2005. As we have previously indicated, we intend to take approximately $7 million of costs out of our operations in 2005 as we complete our integration and restructuring efforts. Overall, Presstek is stronger and more capable today than we were just 12 months ago, and we believe the next 12 months will further demonstrate this strength. Our goal is to achieve an annualized revenue run-rate by the end of 2005 in excess of $300 million, and an annualized EBITDA run-rate of greater than $30 million. We believe the actions taken in the second half of 2004 were critical to achieving these goals.”

Conference Call
Presstek’s fourth quarter and year-end conference call is scheduled to take place at 11:00 a.m. (Eastern) on Thursday, February 24, 2005. In the call the company intends to discuss fourth quarter and year-end 2004 earnings results and company positioning.

To participate in the call, dial (866) 761-0749, access code 47929858. To listen to a live web cast of the call, visit the Events Calendar in the Investor Relations section of Presstek’s website, www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until midnight on March 3, 2005. You may also listen to a telephone replay of the call from 1:00 p.m. on February 24, 2004 to 12:00 a.m. on March 4, 2004, by dialing (888) 286-8010, access code 80978103.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. ABDick, a Presstek Company, manufactures and markets graphic arts and printing equipment and supplies for all stages of document creation – pre-press, press and post-press – and provides continuing service and support.

For more information visit www.presstek.com, www.precisionlithograining.com and www.abdick.com, or call 603-595-7000 or email: info@presstek.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations regarding future growth and profitability; the expected organic and strategic growth; the expected expansion of its served markets; the continued accretive value of recent acquisitions, including the acquisition of The A.B.Dick Company; the expected effects and benefits of its new product introductions; expectations regarding the sale of products in general; and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company’s products and resulting revenues; the ability of the company to meet its stated financial objectives, including its ability to manage recent acquisitions successfully; the ability to achieve the intended benefit of recently completed acquisitions, including the ability to successfully integrate the acquired companies; the ability of the company to maintain its financing; the company’s dependency on its strategic partners (both on manufacturing and distribution); the introduction of competitive products into the marketplace; shortages of critical or sole-source component supplies; the availability and quality of Lasertel’s laser diodes; manufacturing constraints or difficulties (as well as manufacturing difficulties experienced by our sub-manufacturing partners and their capacity constraints); the impact of general market factors in the print industry generally and the economy as a whole; and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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PRESSTEK, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
(in thousands, except per share data)

	January 1,	January 3,
	2005	2004
REVENUES:
Product sales	$54,002	$21,945
Royalties and fees from licensees	88	568

Total revenue	54,090	22,513

COSTS AND EXPENSES:
Costs of products sold	39,554	13,204
Research and product development	1,874	1,570
Selling, general and administrative	14,107	5,799
Special charges (credits)	(96)	—

Total costs and expenses	55,439	20,573

INCOME (LOSS) FROM OPERATIONS	(1,349)	1,940

INTEREST AND OTHER (EXPENSE), NET	(639)	105

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	(1,988)	2,045
PROVISION FOR INCOME TAXES	200	—

NET INCOME (LOSS)	$(2,188)	$2,045

EARNINGS (LOSS) PER SHARE – BASIC	$(0.06)	$0.06

EARNINGS (LOSS) PER SHARE – DILUTED	$(0.06)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC	34,834	34,193

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	34,834	34,653

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PRESSTEK, INC.
STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED
(in thousands, except per share data)

	January 1,	January 3,
	2005	2004
REVENUES:
Product sales	$129,339	$84,543
Royalties and fees from licensees	512	2,689

Total revenue	129,851	87,232

COSTS AND EXPENSES:
Costs of products sold	87,387	51,151
Research and product development	6,460	7,061
Selling, general and administrative	31,461	21,635
Special charges (credits)	(392)	550

Total costs and expenses	124,916	80,397

INCOME FROM CONTINUING OPERATIONS	4,935	6,835

INTEREST AND OTHER (EXPENSE), NET	(870)	(167)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,065	6,668
PROVISION FOR INCOME TAXES	200	—

INCOME FROM CONTINUING OPERATIONS	3,865	6,668

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	1,429

INCOME FROM DISCONTINUED OPERATIONS	—	1,429

NET INCOME	$3,865	$8,097

EARNINGS PER SHARE – BASIC:
From continuing operations	$0.11	$0.20
From discontinued operations	$0.00	$0.04

EARNINGS PER SHARE – BASIC	$0.11	$0.24

EARNINGS PER SHARE – DILUTED:
From continuing operations	$0.11	$0.20
From discontinued operations	$0.00	$0.04

EARNINGS PER SHARE – DILUTED	$0.11	$0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC	34,558	34,167

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	35,357	34,400

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PRESSTEK, INC.
BALANCE SHEETS
(in thousands)

	January 1,	January 3,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,739	$28,196
Accounts receivable, net	38,946	14,922
Inventories	44,229	12,354
Other current assets	1,499	1,064

Total current assets	93,413	56,536

PROPERTY, PLANT AND EQUIPMENT, NET	47,372	45,732

OTHER ASSETS
Goodwill, net	18,888	—
Intangibles, net	10,128	3,419
Other assets, net	1,517	841

Total other assets, net	30,533	4,260

TOTAL ASSETS	$171,318	$106,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$12,322	$2,143
Accounts payable	13,394	4,750
Accrued and deferred expenses	26,700	7,131

Total current liabilities	52,416	14,024

LONG-TERM DEBT, NET OF CURRENT PORTION	29,500	12,321

STOCKHOLDERS’ EQUITY:
Common stock	349	342
Additional paid-in capital	102,962	97,769
Comprehensive loss	107	(47)
Accumulated deficit	(14,016)	(17,881)

Total stockholders’ equity	89,402	80,183

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$171,318	$106,528

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Notice Regarding Presstek’s Use of Non-GAAP Numbers
In This Press Release

To supplement the financial measures presented in this press release in which Presstek discussed earnings related to the Fourth Quarter of 2004 and for Fiscal Year ended January 1, 2005, in accordance with accounting principles generally accepted in the United States (“GAAP”), Presstek also presented non-GAAP measures of EBITDA related to discussions about cash flow and the balance sheet of the company. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. In addition, to further supplement the financial measures presented in this press release in which Presstek discussed earnings related to the Fourth Quarter of 2004 and for Fiscal Year ended January 1, 2005, in accordance with accounting principles generally accepted in the United States (“GAAP”), Presstek also presented non-GAAP measures of Consolidated Net Income related to discussions about cash flow and the balance sheet of the company. Presstek believes these non-GAAP financial measures enhances the reader’s overall understanding of Presstek’s current financial performance and Presstek’s prospects for the future. Additionally, Presstek uses these non-GAAP financial measures for the general purpose of analyzing and managing its business. Specifically, Presstek believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain costs that Presstek believes are not indicative of its core operating results. In addition, Presstek believes that the investment community has historically used these non-GAAP financial results to evaluate its financial performance, and Presstek has historically reported both GAAP and non-GAAP results to the investment community. The presentation of this additional information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP. A reconciliation of these non-GAAP numbers to the appropriate GAAP equivalent is as follows:

Presstek Inc	Q4 2004
(Thousands)
Consolidated Net Income	$(2,190)
Sarbanes-Oxley compliance	600
Shareholder lawsuit	500
Acquisition related costs	1,000
Precision charges	1,000
Integration team	300
Other	144

Normalized net profit	$1,354
Interest	508
Depreciation/Amortization	2,627
Taxes	160

EBITDA	$4,649

In addition, to supplement the financial measures presented in this press release in which Presstek discussed earnings related to the Fourth Quarter of 2004 and for Fiscal Year ended January 1, 2005, in accordance with accounting principles generally accepted in the United States (“GAAP”), Edward J. Marino, President and Chief Executive Officer of Presstek also presented non-GAAP measures of EBITDA Run Rate related to discussions about potential cash flow and the balance sheet of the company. EBITDA Run Rate is defined as consolidated net income run rate before interest, taxes, depreciation, and amortization. Presstek believes this non-GAAP financial measure enhances the reader’s overall understanding of Presstek’s current financial performance and Presstek’s prospects for the future. Additionally, Presstek uses this non-GAAP financial measures for the general purpose of analyzing and managing its business. Specifically, Presstek believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain costs that Presstek believes are not indicative of its core operating results. In addition, Presstek believes that the investment community has historically used its non-GAAP financial results to evaluate its financial performance, and Presstek has historically reported both GAAP and non-GAAP results to the investment community. The presentation of this additional information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP number to the appropriate GAAP equivalent is as follows:

	(Thousands)
Consolidated Net Income run rate 4Q	$15,000
Interest	3,000
Depreciation/Amortization	11,000
Taxes	1,000

EBITDA Run Rate	$30,000	*

*To derive these numbers, Presstek has made assumptions related to consolidated net income run rate, taxes, interest and depreciation expenses. For purposes of this calculation, consolidated net income run rate 4Q is expected to exceed the amount reflected.

In addition, to supplement the financial measures presented in this press release in which Presstek discussed the performance of ABDick, a Presstek subsidiary, Presstek discussed financial performances of ABDick in accordance with accounting principles generally accepted in the United States (“GAAP”), Presstek also presented non-GAAP measures of Loss Excluding Special Charges, which is reported as earnings before deductions for interest, taxes, depreciations and amortizations. Presstek believes this non-GAAP financial measure is an accurate measure as to the value of an acquisition as a going concern and, therefore, enhances the reader’s overall understanding of Precision’s current financial performance and prospects for the future. Additionally, Presstek believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain special charges that Presstek believes are not indicative of Precision’s core operating results. The presentation of this additional information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP number to the appropriate GAAP equivalent is as follows:

ABDick	Q4 2004
(Thousands)
Net Income	$(1,982)
Special accrual	300
Swap agreement	134
Loan origination costs written off	135

Loss excl. special charges	$(1,413)

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